Exhibit 10.3

STOCK PURCHASE AGREEMENT

entered into

April 20, 2005,

by and among,

THE GREENBRIER COMPANIES, INC.,

a Delaware corporation,

WILLIAM A. FURMAN,

GEORGE L. CHELIUS,

as Executor of the Will and Estate of Alan James and as Trustee,

and

ERIC EPPERSON,

as Executor of the Will and Estate of Alan James and as Trustee

i

ii

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of April 20, 2005, by and among George L. Chelius and Eric Epperson, not in their individual capacities but solely in their capacities as Executors (each a “Representative” and together the “Representatives”) of the will and estate of Alan James (“James”) pursuant to Letters Testamentary (“Letters Testamentary”)(Case Number 050290219), dated February 17, 2005, issued by the Circuit Court of the State of Oregon for the County of Multnomah (the “Estate”) and, to the extent provided in Section 3.12 of the Settlement Agreement (as defined herein), as Trustees of a Trust referred to in Section 3.12 of the Settlement Agreement), William A. Furman (“Furman,” and together with the Representatives, the “Sellers”) and The Greenbrier Companies, Inc., a Delaware corporation (the “Company”), (the Sellers and the Company sometimes referred to collectively as the “Parties” or individually as a “Party”).

W  I  T  N  E  S  S  E  T  H

WHEREAS, Furman is the beneficial owner of 3,918,000 shares (the “Furman Shares”) of the common stock of the Company, par value $0.001 per share (the “Common Stock”);

WHEREAS, James died on January 28, 2005 and at the time of his death he owned 3,918,000 shares of Common Stock which are currently vested in the beneficiaries of the Estate, subject to administration of the Estate by the Representatives;

WHEREAS, the Representatives desire to sell, and the Company desires to purchase, up to 3,915,000 shares of Common Stock (the “Estate Shares”), pursuant to the terms and conditions of this Agreement;

WHEREAS, the Company, the Representatives and Furman have entered into that certain Settlement Agreement, dated as of April 20, 2005 (the “Settlement Agreement”) pursuant to which the parties have agreed to resolve certain litigation, claims and other matters, all as provided in the Settlement Agreement;

WHEREAS, pursuant to the terms of the Settlement Agreement, the Parties have agreed to enter into this Agreement;

WHEREAS, pursuant to the terms of the Settlement Agreement, the Company shall file a prospectus supplement (the “Prospectus Supplement”), substantially in the form of the draft dated April 20, 2005 delivered to the Representatives but may be amended to reflect such changes as the Company and the Underwriters (as defined below) deem reasonably necessary or appropriate, for a primary public equity offering from its existing shelf registration statement of 4,500,000 shares of Common Stock plus shares issuable upon exercise of the Underwriters’ overallotment option (the “Offering”) of Common Stock and, under certain terms and conditions, to purchase the shares of Common Stock from Furman and the Representatives pursuant to the terms and conditions of this Agreement, provided, that the Company shall be able to upsize or downsize the offering as provided herein; and

WHEREAS, in connection with the Offering, the Company intends to enter into an Underwriting Agreement (the “Underwriting Agreement”), by and among the underwriters listed therein (the “Underwriters”), substantially similar to the draft dated April 20, 2005 delivered to the Estate.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF SHARES

Section 1.1   Sale and Transfer of Shares.

(a)                                  On the First Closing Date (as defined herein) and upon the terms and subject to the conditions set forth in this Agreement, Furman shall sell, assign, transfer, convey and deliver to the Company 1,500,000 Furman Shares (the “Primary Furman Shares”), subject to adjustment pursuant to Sections 1.2, 1.3 and 1.4 hereof, free and clear of any and all liens (including liens for taxes), charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever, other than pursuant to the Stockholders’ Agreement, dated as of July 1, 1994, by and between Alan James and Furman, as amended (the “Stockholders’ Agreement”), the Settlement Agreement and the Stockholder Rights Plan, dated as of July 13, 2004, by and between the Company and Equiserve Trust Company, N.A., as amended (the “Stockholder Rights Plan”) (collectively, “Encumbrances”).

(b)                                 On the First Closing Date and upon the terms and subject to the conditions set forth in this Agreement, the Representatives shall sell, assign, transfer, convey and deliver to the Company 3,166,667 Estate Shares (the “Primary Estate Shares,” and together with the Primary Furman Shares, the “Primary Shares”), subject to adjustment pursuant to Sections 1.2, 1.3 and 1.4 hereof, free and clear of all Encumbrances.

(c)                                  Each of the Sellers hereby consents to the sale of the other Seller’s Common Stock to the Company pursuant to this Agreement (whether pursuant to Section 1.1, 1.2, 1.3 or 1.4), and the respective consents include but are not limited to, the consent and waiver of the right of first refusal with respect to such sale contained in Section 5.02 of the Stockholders’ Agreement.

(d)                                 The purchase price per share for each Primary Furman Share sold pursuant to Section 1.1(a) shall be the Net Offering Price (as defined herein).

(e)                                  Subject to adjustment pursuant to Sections 1.2, 1.3 and 1.4 hereof, the purchase price per share for the first 1,500,000 Primary Estate Shares sold pursuant to Section 1.1(b) shall be the Net Offering Price and the purchase price per share for the remaining 1,666,667 Primary Estate Shares sold pursuant to Section 1.1(b) shall be 90% of the Net Offering Price (the “Discount Price”).

(f)                                    “Net Offering Price” shall mean the price per share of the Common Stock offered to the public, net of underwriting discounts and the reimbursement payment payable to Relational Advisors, LLC pursuant to Section 6.1(c) of this Agreement, equal to 6% of the gross proceeds of the Offering and documented, reasonable out-of-pocket expenses directly related to the Offering, provided, that such out-of-pocket expenses shall not exceed 1% of the gross proceeds of the Offering.

Section 1.2   Upsizing; Overallotment.

(a)                                  If the Company sells more than 4,500,000 shares of Common Stock in the Offering as a result of (i) an upsizing of the Offering (the “Upsized Shares Offering”) or (ii) the exercise of the overallotment option granted to the Underwriters (the “Overallotment Shares Offering”), the Company shall purchase, on the First Closing Date, in the case of an Upsized Shares Offering, or the Second Closing Date, in the case of an Overallotment Shares Offering, additional Furman Shares and additional Estate Shares in the amounts specified herein.

(b)                                 For shares of Common Stock sold by the Company in excess of 4,500,000 shares of Common Stock as a result of an Upsized Shares Offering or an Overallotment Shares Offering, the Company shall purchase Furman Shares and Estate Shares as follows:

(i)                                     for the first 1,000,000 of such shares sold by the Company, the Company shall purchase Furman Shares and Estate Shares on an equal basis from each of Furman and the Representatives; and

(ii)                                  for any shares sold by the Company beyond 1,000,000 of such shares, the Company shall purchase an equal number of Estate Shares from the Representatives until the Representatives have sold all of the Estate Shares to the Company.

(c)                                  In no event shall the Company purchase or be obligated to purchase, or Furman sell or be obligated to sell, more than 2,000,000 Furman Shares.

(d)                                 The purchase price per share for all Furman Shares and Estate Shares purchased pursuant to Section 1.2(b) as a result of an Upsized Shares Offering or an Overallotment Shares Offering shall be the Net Offering Price.

(e)                                  Any upsizing of the Offering shall be at the sole discretion of the Company.

(f)                                    Any exercise of the overallotment option shall be at the sole discretion of the Underwriters.

Section 1.3   Downsized Offering.

(a)                                  This Section 1.3 assumes that any Offering of less than 4,500,000 shares  shall at the First Closing be a Downsized Offering (as defined herein) and the purchase and sale of such shares shall be governed by Section 1.3(b).  If following such First Closing there is an Overallotment Shares Offering, then the purchase and sale of shares to be consummated at the Second Closing shall be governed by this Section 1.3 whether or not the aggregate number of shares of Common Stock sold by the Company in the Overallotment Shares Offering plus the amount of shares sold in a Downsized Offering (the “Downsized Offering Amount”) exceeds 4,500,000 shares.  In such circumstances, the Furman Shares and Estate Shares to be purchased by the Company at the Second Closing as a result of the Overallotment Shares Offering shall be allocated as follows: (i) the Company shall purchase (x) additional Estate Shares in an amount equal to two-thirds (2/3) of (z), and (y) additional Furman Shares in an amount equal to one-third (1/3) of (z), where (z) equals the lesser of the number of shares sold in the Overallotment Shares Offering or the amount by which 4,500,000 shares exceeds the Downsized Offering Amount, in each case pursuant to this Section 1.3, and (ii) the Company shall purchase the remaining shares as a result of  the Overallotment Shares Offering on an equal basis from each of Furman and the Representatives pursuant to Section 1.2(b)(i) hereof.

(b)                                 Subject to Section 1.4 hereof, in the event that the number of shares of Common Stock sold by the Company in the Offering is less than 4,500,000 shares (a “Downsized Offering”), the number of Primary Furman Shares purchased by the Company pursuant to Section 1.1(a) hereof shall be reduced by 33 1/3 % of the difference between 4,500,000 shares and the number of shares sold (the “Downsized Furman Shares”) and the number of Primary Estate Shares purchased by the Company shall be reduced by 66 2/3 % of the difference between 4,500,000 shares and the number of shares sold (the “Downsized Estate Shares”).  The purchase price per share for each Downsized Furman Share shall be the Net Offering Price.  The purchase price per share for each Downsized Estate Share shall be the Net Offering Price up to an aggregate number of Downsized Estate Shares equal to the number of Downsized Furman Shares.  Thereafter, in the case of a Downsized Offering, the purchase price per share for the any additional Estate Shares purchased pursuant to this Agreement shall be the Discount Price.

Section 1.4   Rejected Price.

(a)                                  If Furman decides not to sell Furman Shares to the Company because pursuant to Section 1.3.5 of the Settlement Agreement he rejects the price to be paid to the Company by the Underwriters in the Offering (a “Furman Rejection”),  then (i) the Company shall not be obligated to purchase any Furman Shares and shall not purchase any Furman Shares, (ii) the Company shall not reduce the size of the Offering on account of the Furman Rejection below the number of shares necessary to enable the Company to purchase the aggregate number of Estate Shares specified in the following clauses (iii) and (iv), (iii) the Representatives, in their sole discretion, may elect to sell to the Company the same number of Estate Shares they could have sold to the Company but for the Furman Rejection and (iv) the Representatives, in their sole discretion, may elect to sell additional Estate Shares to the Company up to a number equal to the number of shares of Common Stock sold in the Offering in excess of the shares of Common Stock sold pursuant to the foregoing clause (iii).

(b)                                 The purchase price per share for Estate Shares in the case of a sale pursuant to Section 1.4(a) shall be the Net Offering Price for an amount of Estate Shares equal to the number of Furman Shares that would have been sold to the Company but for the Furman Rejection.  Thereafter, the purchase price per share for Estate Shares shall be (i) the Discount Price for any remaining Estate Shares sold to the Company for the next 1,666,667 Estate Shares and (ii) the Net Offering Price for any Estate Shares sold to the Company in excess of 3,166,667 Estate Shares.

(c)                                  If the Representatives decide to not to sell Estate Shares to the Company because pursuant to Section 1.3.5 of the Settlement Agreement they reject the price to be paid to the Company by the Underwriters in the Offering (a “Representatives Rejection”),  then the Company shall not be obligated to purchase any Estate Shares and Furman, in his sole discretion, may elect to sell to the Company the same number of Furman Shares he could have sold to the Company but for the Representatives Rejection. Furman may elect, in his sole discretion, to sell Furman Shares to the Company equal to the amount of shares of Common Stock sold in the Offering in excess of the shares of Common Stock sold pursuant to the preceding sentence up to a maximum of 2,000,000 Furman Shares.

(d)                                 The purchase price per share for Furman Shares sold pursuant to Section 1.4(c) hereof shall be the Net Offering Price.

ARTICLE II

THE CLOSINGS

Section 2.1   Closings.

(a)                                  Consummation of the purchase and sale of Estate Shares and Furman Shares contemplated hereby (the “Closings”) shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, CA 90071 at 10:00 a.m., local time.

(b)                                 The purchase and sale of the Primary Shares and any additional Furman Shares or Estate Shares purchased and sold pursuant to an Upsized Shares Offering, if applicable, or a Downsized Offering, if applicable, and in each case excluding any Furman Shares or Estate Shares purchased and sold pursuant to an Overallotment Shares Offering, shall be consummated on the first business day following the day on which the last of the conditions set forth in (i) Section 6.3(a), and (ii) Section 6.3(b)(i), with respect to the purchase and sale of Furman Shares, or Section 6.3(b)(ii), with respect to the purchase and sale of Estate Shares, hereof are fulfilled or waived (other than those conditions that by their nature are to be fulfilled at such Closing, but subject to the fulfillment or waiver of those conditions), or at such other time and place and on such other date as the Company and the Sellers shall agree (the “First Closing Date,” and the consummation of such purchase and sale the “First Closing”).

(c)                                  The purchase and sale of any additional Furman Shares or Estate Shares purchased and sold pursuant to an Overallotment Shares Offering shall be consummated on the first business day following the day on which the last of the conditions set forth in Section 6.3(d) hereof are fulfilled or waived (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of those conditions), or at such other time and place and on such other date as the Company and the Sellers shall agree (the “Second Closing Date,” and the consummation of such purchase and sale, the “Second Closing,” and together with the First Closing Date, each a “Closing Date”).

(d)                                 For the avoidance of doubt, if the conditions to any Closing have been satisfied or waived with respect to one Seller, but have not been satisfied or waived with respect to the other Seller then the Company and such Seller, with respect to which all conditions to such Closing have been satisfied or waived, shall consummate such Closing in accordance with the terms hereof.

Section 2.2   Sellers’ First Closing Deliveries.

Subject to the conditions set forth in this Agreement, at the First Closing, simultaneously with the Company’s deliveries hereunder, each Seller shall deliver or cause to be delivered to the Company stock certificates representing such Seller’s (a) Primary Shares, (b) shares sold pursuant to an Upsized Shares Offering, if applicable or (c) shares sold pursuant to a Downsized Offering, if applicable, in each case (i) excluding any Furman Shares or Estate Shares purchased and sold pursuant to an Overallotment Shares Offering, (ii) accompanied by stock powers duly endorsed in blank or accompanied by duly executed instruments of transfer and appropriate signature guarantees and (iii) a certified copy of the Letters Testamentary issued by the Circuit Court of the State of Oregon for the County of Multnomah, Department of Probate (the “Probate Court”) and dated within 60 days of the First Closing Date.

Section 2.3   Company First Closing Deliveries.

Subject to the conditions set forth in this Agreement, at the First Closing, simultaneously with the Sellers’ deliveries hereunder, the Company shall deliver or cause to be delivered the purchase price for such Seller’s (a) Primary Shares, (b) shares purchased pursuant to an Upsized Shares Offering, if applicable or (c) shares purchased pursuant to a Downsized Offering, if applicable, in each case, excluding any Furman Shares or Estate Shares purchased and sold pursuant to an Overallotment Shares Offering, by wire transfer of immediately available funds to a United States account designated in writing by such Seller.

Section 2.4   Sellers’ Second Closing Deliveries.

Subject to the conditions set forth in this Agreement, at the Second Closing, simultaneously with the Company’s deliveries hereunder, each Seller shall deliver or cause to be delivered to the Company (a) stock certificates representing such Seller’s shares sold pursuant to an Overallotment Shares Offering, if applicable, accompanied by stock powers duly endorsed in blank or accompanied by duly executed instruments of transfer and appropriate signature guarantees and (b) a certified copy of the Letters Testamentary issued by the Probate Court and dated within 60 days of the Second Closing Date

Section 2.5   Company Second Closing Deliveries.

Subject to the conditions set forth in this Agreement, at the Second Closing, simultaneously with the Sellers’ deliveries hereunder, the Company shall deliver or cause to be delivered the purchase price for such Seller’s shares purchased pursuant to an Overallotment Shares Offering by wire transfer of immediately available funds to a United States account designated in writing by such Seller.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF FURMAN

Furman represents and warrants to the Company and the Representatives that the statements contained in this Article III are true and correct as of the date hereof and as of each Closing Date.

Section 3.1   Ownership; Title.

(a)                                  Furman is the sole lawful record and beneficial owner of the number and type of Furman Shares set forth opposite his name on Exhibit A hereto, which ownership is free and clear of all Encumbrances.  Except for certain rights described in the Stockholders’ Agreement, the Settlement Agreement and the Stockholder Rights Plan, the Furman Shares set forth opposite Furman’s name on Exhibit A hereof, are the only class of capital stock, securities convertible into or exchangeable for any shares of capital stock, warrants, options, agreements, call rights, conversion rights, exchange rights, preemptive rights or other rights or commitments or understandings which call for the issuance, sale, delivery, pledge, transfer, redemption or other disposition of any shares of capital stock of the Company that Furman owns, beneficially or of record.  Furman has not received any notice of any adverse claim to the ownership of any Furman Shares, does not have any reason to know of any such adverse claim that may be justified and is not aware of existing facts that would give rise to any adverse claim to the ownership of the Furman Shares.

(b)                                 The Furman Shares and the certificates representing the Furman Shares owned by Furman are now, and at all times during the term hereof will be, held by Furman, or by a nominee, trustee or custodian for the benefit of Furman, free and clear of all Encumbrances, except for any such Encumbrances arising hereunder.

Section 3.2   Power and Authority; Consent and Approvals; No Violations.

Furman has full capacity to execute and deliver this Agreement and to consummate the purchase and sale of the Furman Shares to the Company pursuant to this Agreement.  No other action on the part of Furman is necessary for the execution and delivery by Furman of this Agreement or the consummation of the purchase and sale of the Furman Shares pursuant to this Agreement.  None of the execution and delivery or performance of this Agreement by Furman, or compliance by Furman with any of the provisions hereof will (i) conflict with or result in any breach of any provision of any agreement, trust or other document to which Furman is a party or by which he is bound,

(ii) require any filing by Furman with, or any permit, authorization, consent or approval of, any judicial or Governmental Authority (as defined herein), (iii) require any consent, other than the consents provided by Furman and the Representatives pursuant to this Agreement and pursuant to the Stockholders’ Agreement, approval or notice under, or result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any agreement to which Furman is a party or by which his assets or properties are bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable Furman or any of his assets or properties.

Section 3.3   Binding Agreement.

This Agreement has been duly executed and delivered by Furman and, assuming the due and valid authorization, execution and delivery hereof by the Representatives and the Company, this Agreement is a valid and binding obligation of  Furman enforceable against him in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally.

Section 3.4   Good Title Conveyed.

The stock certificates, stock powers, endorsements, assignments and other instruments to be executed and delivered by Furman to the Company on the Closing Dates in accordance with the terms of this Agreement will be, when so executed and delivered, valid and binding obligations of Furman, enforceable in accordance with their respective terms, and will effectively vest in the Company good, valid and marketable title to the Furman Shares transferred to the Company by Furman pursuant to and as contemplated by this Agreement, free and clear of all Encumbrances.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE REPRESENTATIVES

Each of the Representatives represents and warrants to the Company and Furman that the statements contained in this Article IV are true and correct as of the date hereof and as of each Closing Date.

Section 4.1   Ownership; Title.

(a)                                  The number and type of Estate Shares set forth opposite the Representative’s names on Exhibit A hereto are held of record in the name of Alan James and are currently vested in the beneficiaries of the Estate subject to administration of the Estate by the Representatives, and the Estate shares are held free and clear of all Encumbrances, except for (i) the rights and claims of the Representatives and the beneficiaries of the Estate and (ii) those Encumbrances that will not adversely effect the

Company’s ownership of such shares upon transfer.  Except for certain rights described in the Stockholders’ Agreement, the Settlement Agreement and the Stockholder Rights Plan, the Estate Shares set forth opposite the Representative’s names on Exhibit A hereof, are the only class of capital stock, securities convertible into or exchangeable for any shares of capital stock, warrants, options, agreements, call rights, conversion rights, exchange rights, preemptive rights or other rights or commitments or understandings which call for the issuance, sale, delivery, pledge, transfer, redemption or other disposition of any shares of capital stock of the Company that the Estate own, beneficially or of record.  The Representatives have not received any notice of any adverse claim to the ownership of any Estate Shares, do not have any reason to know of any such adverse claim that may be justified and are not aware of existing facts that would give rise to any adverse claim to the ownership of the Estate Shares.

(b)                                 The Estate Shares and the certificates representing the Estate Shares owned by the Estate are now, and at all times during the term hereof will be, held by the Representatives, or by a nominee, representative, trustee or custodian for the benefit of the Estate, free and clear of all Encumbrances, except for any such Encumbrances arising hereunder.

Section 4.2   Power and Authority; Consents and Approvals; No Violations.

The Representatives have full power and authority to execute and deliver this Agreement and to consummate the purchase and sale of the Estate Shares to the Company pursuant hereto.  No other action on the part of the Representatives is necessary to authorize the execution and delivery by the Representatives of this Agreement or the consummation of the purchase and sale of the Estate Shares to the Company pursuant to this Agreement.  None of the execution and delivery or performance of this Agreement by the Representatives, or compliance by the Representatives with any of the provisions hereof will (i) conflict with or result in any breach of any provision of any will, trust or other document to which the Representatives are parties or by which they are bound, (ii) require any filing by the Representatives with, or that the Representatives obtain any permit, authorization, consent or approval of, any judicial or Governmental Authority (as defined herein), other than the release by the Internal Revenue Service of the estate tax lien on the Estate Shares which shall be obtained by the Representatives prior to the transfer of the Estate Shares to the Company pursuant hereto, (iii) require any consent, other than the consents provided by Furman and the Representatives pursuant to this Agreement and pursuant to the Stockholders’ Agreement, approval or notice under, or result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any agreement to which the Representatives are parties or by which the assets or properties of the Estate are bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Representatives or any assets or properties of the Estate.

Section 4.3   Binding Agreement.

This Agreement has been duly executed and delivered by the Representatives and, assuming the due and valid authorization, execution and delivery hereof by Furman and the Company, this Agreement is a valid and binding obligation of the Representatives enforceable against them in their capacities as Representatives of the Estate and in their capacities as Trustees of a Trust, in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally.

Section 4.4   Good Title Conveyed.

The stock certificates, stock powers, endorsements, assignments and other instruments to be executed and delivered by the Representatives to the Company on the Closing Dates in accordance with the terms of this Agreement will be, when so executed and delivered, valid and binding obligations of the Representatives, enforceable in accordance with their respective terms, and will effectively vest in the Company good, valid and marketable title to the Estate Shares transferred to the Company by the Representatives pursuant to and as contemplated by this Agreement, free and clear of all Encumbrances.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each of the Sellers that the statements contained in this Article V are true and correct as of the date hereof and as of each Closing Date.

Section 5.1   Organization.

The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

Section 5.2   Authorization; Validity of Agreement; Necessary Action.

The Company has full power and authority to execute and deliver this Agreement and to consummate the purchase and sale of the Furman Shares and the Estate Shares contemplated hereunder.  The execution, delivery and performance by the Company of this Agreement and the consummation of the purchase and sale of the Furman Shares and the Estate Shares contemplated hereunder have been duly authorized by the board of directors of the Company and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement, the performance of its obligations hereunder or the purchase and sale of the Furman Shares and the Estate Shares contemplated hereunder.  This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by the Sellers, this Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally.

Section 5.3   Consents and Approvals; No Violations.

None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the purchase and sale of the Furman Shares and the Estate Shares contemplated hereunder or compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the articles of incorporation, bylaws or other organizational documents of the Company, (ii) require any filing with (other than any required filings with the Commission, all of which will be duly and timely made by the Company prior to each Closing Date), or permit, authorization, consent or approval of, any judicial or Governmental Authority, (iii) require any consent, other than the consents provided by the Sellers pursuant to this Agreement and pursuant to the Stockholders’ Agreement, approval or notice under, or result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any agreement to which  the Company is a party or by which its assets or properties are bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its assets or properties.

ARTICLE VI

COVENANTS; CONDITIONS TO CLOSING; TERMINATION

Section 6.1   Satisfaction of Conditions.

(a)                                  At any time and from time to time, each Party to this Agreement agrees, subject to the terms and conditions of this Agreement, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement at the earliest practicable time, including, without limitation, causing the release of any lien of the Internal Revenue Service on the Estate Shares.

(b)                                 The Representatives and Furman shall cooperate with the Company and the Underwriters in connection with the Offering to the extent reasonably requested by the Company, provided, that neither the Representatives nor Furman shall be required to take any action that will cause the Representatives or Furman to incur any out-of-pocket expenses or to enter into any agreement with the Company, the Underwriters or any other party other than the agreement necessary to effect the 90-day lockup as set forth in the Settlement Agreement.

(c)                                  The Company shall have 60 days from the date the Prospectus Supplement is first filed with the Securities and Exchange Commission to complete the Offering (plus any mutually agreed extensions thereof, the “Offering Period”) and shall use commercially reasonable efforts to complete the Offering within the Offering Period in a manner that results in the obligation of the Company to purchase at least 2,000,000 shares of Common Stock from the Representatives pursuant to this Agreement.

(d)                                 The Company shall permit Relational Advisors LLC (“Relational”), as financial advisor to the Representatives, to observe and receive periodic information about the Offering, and will (i) cause Bear Stearns & Co. Inc. to provide Relational with daily updates on the progress of the Offering, including the status of the book-building process, (ii) provide Relational with an opportunity to review the road show presentation and (iii) permit Relational to listen in on the pricing call.  Notwithstanding the foregoing, in no event shall Relational have any power or authority to alter or amend any terms of the Offering or to delay, accelerate, terminate or suspend the Offering.

(e)                                  Within one business day following the First Closing and within one business day following the Second Closing, if applicable, the Company shall pay to Relational a fee in an amount equal to 0.3% of the aggregate gross proceeds of the Offering or the aggregate gross proceeds of the sale of shares by the Company upon exercise of the overallotment option, as the case may be.  The payment by the Company shall constitute a reimbursement of the Representatives for a portion of the fee the Representatives are obligated to pay to Relational on account of the transactions provided for in this Agreement.

Section 6.2   Share Purchase Proposal.

Until the termination of this Agreement pursuant to Section 6.4 hereof, none of the Sellers, or any affiliates of any of the Sellers, shall, directly or indirectly, encourage, solicit, initiate or participate in discussions or negotiations with, or provide any information to, any Person or group (as defined in Section 13(d)(3) of the Exchange Act) (other than the Company, any of its affiliates or representatives) concerning any acquisition or purchase of any Estate Shares or Furman Share (each a “Share Purchase Proposal”), provided, however, that nothing contained in this Agreement shall prohibit the Representatives from pledging the Pledged Shares or consummating the Loan (as those terms are defined in Section 1.8 of the Settlement Agreement).  The Sellers shall not enter into any agreement with respect to any Share Purchase Proposal.  Upon execution of this Agreement, each Seller shall immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and each such Seller shall request (or if any of them has the contractual right to do so, demand) the return of all documents, analyses, financial statements, projections, descriptions and other data previously furnished to others in connection therewith. Each Seller shall immediately notify the Company of the existence of any proposal or inquiry received by such Seller, and each Seller shall immediately communicate to the Company the terms of any proposal or inquiry which any of them may receive (and shall immediately provide to the Company copies of any written materials received by such Seller in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry.

Section 6.3   Conditions to Closings.

(a)                                  Conditions to Each Party’s Obligations.  The respective obligations of the Company, on the one hand, and the Sellers, on the other hand, to consummate the purchase and sale of the Primary Shares, shares purchased and sold pursuant to an Upsized Shares Offering, if applicable, and shares purchased and sold pursuant to a Downsized Offering, if applicable, excluding any shares purchased and sold pursuant to an Overallotment Shares Offering, under this Agreement are subject to the satisfaction, at or prior to the First Closing Date, of the following conditions, unless waived by the Company and the Sellers in writing:

(i)                                     No statute, rule or regulation shall have been enacted or promulgated by any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority, or any other federal, state or local or foreign authority or forum (a “Governmental Authority”) which prohibits the consummation of the transactions contemplated hereby; and there shall be no material order, judgment, writ, injunction, decree, statute, rule or regulation or injunction of a court of competent jurisdiction in effect precluding consummation of the transactions contemplated hereby.

(ii)                                  The Offering shall have closed.

(b)                                 Conditions to Obligations of the Company.  The obligations of the Company to consummate the purchase of the Primary Shares, shares to be purchased upon completion of an Upsized Shares Offering, if applicable, and shares to be purchased upon completion of a Downsized Offering, if applicable, excluding any shares to be purchased upon completion of an Overallotment Shares Offering, if applicable, under this Agreement are subject to the satisfaction, at or prior to the First Closing Date, of the following conditions, unless waived by the Company in writing:

(i)                                     With respect to the Company’s obligation to purchase Furman Shares,

(1)    Furman shall have performed and complied in all material respects with his obligations under this Agreement required to be performed by him at or prior to the First Closing Date.

(2)    The representations and warranties of Furman contained in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and at the First Closing Date as if made at and as of such date.

(3)    Furman shall have accepted the price of the Company’s Common Stock to be sold in the Offering.

(4)    The Company shall have received Furman’s Closing deliveries pursuant to Sections 2.2 and 2.4 hereof, if applicable.

(ii)                                  With respect to the Company’s obligation to purchase Estate Shares,

(1)    The Representatives shall have performed and complied in all material respects with their obligations under this Agreement required to be performed by them at or prior to the First Closing Date.

(2)    The representations and warranties of the Representatives contained in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and at the First Closing Date as if made at and as of such date.

(3)    The Representatives on behalf of the Estate shall have accepted the price of the Company’s Common Stock to be sold in the Offering.

(4)    The Company shall have received the Representative’s Closing deliveries pursuant to Sections 2.2 and 2.4 hereof, if applicable.

(c)                                  Conditions to Obligations of the Sellers.  The obligations of any Seller to consummate the sale of his or their Primary Shares, shares to be sold upon completion of an Upsized Shares Offering, if applicable, and shares to be sold upon completion of a Downsized Offering, if applicable, excluding any shares to be sold  upon completion of an Overallotment Shares Offering, if applicable, under this Agreement are subject to the satisfaction, at or prior to the First Closing Date, of the following conditions, unless waived by each Seller in writing.  Notwithstanding the foregoing, each of the Representatives, on the one hand, and Furman, on the other hand, may waive any of the following conditions with respect to such Seller’s shares of Common Stock and consummate the sale of such shares without the waiver of any other Seller.

(i)                                     The Company shall have performed and complied in all material respects with its obligations under this Agreement required to be performed by it at or prior to the First Closing Date.

(ii)                                  The representations and warranties of the Company in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and at the First Closing Date as if made at and as of such date.

(iii)                               With respect to the obligation of the Representatives to sell Estate Shares to the Company, the Representatives shall have accepted the price of the Company’s Common Stock to be sold in the Offering.

(iv)                              With respect to Furman’s obligation to sell Furman Shares to the Company, Furman has accepted the price of the Company’s Common Stock to be sold in the Offering.

(v)                                 Each Seller shall have received the Company’s Closing deliveries pursuant to Sections 2.3 and 2.5 hereof, if applicable.

(d)                                 Additional Conditions to Each Party’s Obligations.  The respective obligations of the Company, on the one hand, and the Sellers, on the other hand, to consummate the purchase and sale of shares to be sold upon completion of an Overallotment Shares Offering under this Agreement are subject to the satisfaction, at or prior to the Second Closing Date, of the following conditions, unless waived by the Company and the Sellers in writing.  Notwithstanding the foregoing, each of the Representatives, on the one hand, and Furman, on the other hand, may waive any of the following conditions with respect to such Seller’s shares of Common Stock and consummate the sale of such shares without the waiver of any other Seller.

(i)                                     No statute, rule or regulation shall have been enacted or promulgated by any Governmental Authority which prohibits the purchase and sale of shares pursuant hereto upon completion of the Overallotment Shares Offering; and there shall be no material order, judgment, writ, injunction, decree, statute, rule or regulation or injunction of a court of competent jurisdiction in effect precluding consummation of the purchase and sale of such shares.

(ii)                                  The purchase and sale of the Company’s Common Stock to the Underwriters as a result of the exercise of the overallotment option granted in the Underwriting Agreement shall have closed.

Section 6.4   Termination.

(a)                                  Mutual Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closings by mutual written consent of each of the Sellers and the Company.

(b)                                 Termination by the Company.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closings by the Company:

(i)                                     with respect to Furman and the purchase of the Furman Shares, if there has been a violation or breach by Furman of any covenant, agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition pertaining to Furman contained in Sections 6.3(b)(i) and 6.3(d) hereof incapable of fulfillment and such violation or breach has not been waived by the Company;

(ii)                                  with respect to the Representative and the purchase of the Estate Shares, if there has been a violation or breach by the Representatives of any covenant, agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition pertaining to the Representatives contained in Sections 6.3(b)(ii)

and 6.3(d) hereof incapable of fulfillment and such violation or breach has not been waived by the Company; and

(iii)                               with respect to both Furman and the Representatives, if the Offering is not completed prior to the expiration of the Offering Period, or such later date as mutually agreed upon by the Sellers and the Company.

(c)                                  Termination by Furman.  The provisions of this Agreement pertaining to the purchase and sale of Furman Shares may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closings by Furman if (i) there has been a violation or breach by the Company of any covenant, agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition contained in Sections 6.3(c) or 6.3(d) hereof incapable of fulfillment and such violation or breach has not been waived by Furman or (ii) the Offering is not completed prior to the expiration of the Offering Period, or such later date as mutually agreed upon by the Sellers and the Company.

(d)                                 Termination by the Representatives.  The provisions of this Agreement pertaining to the purchase and sale of Estate Shares may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closings by the Representatives if (i) there has been a violation or breach by the Company of any covenant, agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition contained in Sections 6.3(c) or 6.3(d) hereof incapable of fulfillment and such violation or breach has not been waived by the Representatives or (ii) the Offering is not completed prior to the expiration of the Offering Period, or such later date as mutually agreed upon by the Sellers and the Company.

(e)                                  Notwithstanding any of the foregoing, any termination by any Seller pursuant to this Section 6.4 shall not terminate the Company’s obligation to purchase, and the non-terminating Seller’s obligation to sell, the non-terminating Seller’s shares of Company Common Stock pursuant to the terms and conditions of this Agreement.  In the event any Seller shall terminate his or its obligations pursuant to this Section 6.4, such termination shall only be valid with respect to the provisions of this Agreement governing the purchase and sale of such Seller’s shares of Company Common Stock.

(f)                                    If the Company or any of the Sellers terminate this Agreement pursuant to the provisions hereof, such termination will be effected by written notice to the other Parties specifying the provision hereof pursuant to which the termination is made.

Section 6.5   Effect of Termination.

In the event of the termination of this Agreement pursuant to Section 6.4 hereof, the relevant portions of this Agreement, with respect to a termination by either Furman, the Representatives or the Company, or the entire Agreement, with respect to mutual termination by the Parties, shall forthwith become void and there shall be no liability or obligation on the part of any Party or any of its affiliates, directors, officers or stockholders, except (a) as stated in this Section 6.5 and Article VII which shall survive such termination, and (b) no such termination shall relieve any Party of any liability for the material breach of any representation, warranty, covenant or agreement hereunder by such party.

ARTICLE VII

INDEMNIFICATION

Section 7.1   Indemnification Obligations.

(a)                                  Furman shall indemnify the Company and its successors, permitted assigns and affiliates, and their respective officers, directors, employees, agents, representatives and affiliates (collectively, the “Company Indemnified Parties”) and the Representatives, the beneficiaries of the Estate and their successors, permitted assigns and affiliates and their respective employees, agents, trustees, representatives and affiliates (collectively, the “Estate Indemnified Parties”) from and against and shall reimburse the same for and in respect of any and all losses, costs, fines, liabilities, claims, penalties, damages and expenses (including all legal fees and expenses) of any nature or kind, fixed, accrued, absolute or contingent, liquidated or unliquidated (collectively, “Losses”) suffered, sustained or incurred by, or assessed against, any of them or to which any of them is subject, which arise from or are related to a material breach of any representation, warranty or covenant made by Furman that is contained in this Agreement.

(b)                                 The Representatives, solely in their respective capacity as Representatives of the Estate and not in their individual or any other capacity, shall indemnify the Company Indemnified Parties and Furman and his successors, permitted assigns and affiliates, and their respective employees, agents, trustees, representatives and affiliates (collectively, the “Furman Indemnified Parties”) from and against and shall reimburse the same for and in respect of any and all Losses suffered, sustained or incurred by, or assessed against, any of them or to which any of them is subject, which arise from or are related to a material breach of any representation, warranty or covenant made by the Representatives that is contained this Agreement.

(c)                                  The Company shall indemnify the Estate Indemnified Parties and the Furman Indemnified Parties from and against and shall reimburse the same for and in respect of any and all Losses suffered, sustained or incurred by, or assessed against, any of them or to which any of them is subject, which arise from or are related to a material breach of any representation, warranty or covenant made by the Company that is contained in this Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.1   Fees and Expenses.

All costs and expenses incurred in connection with this Agreement and the consummation of the purchase and sale of the Furman Shares and Estate Shares contemplated hereunder shall be paid by the party incurring such expenses, except that all transfer taxes, if any, shall be borne and paid by Furman and the Estate.

Section 8.2   Further Assurances.

Each Party hereto shall use reasonable and diligent efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent, and to execute such other and further documents and perform such other and further acts as may reasonably be required or appropriate to effectuate the provisions of this Agreement.

Section 8.3   Entire Agreement.

This Agreement, the Exhibit hereto and the agreements referred to herein constitute and are intended to constitute the entire agreement of the Parties concerning the subject matter hereof.  No covenants, agreements, representations or warranties of any kind whatsoever have been made by any Party hereto, except as specifically set forth herein.  All prior or contemporaneous discussions or negotiations with respect to the subject matter hereof are superseded by this Agreement.

Section 8.4   Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the Parties, their respective heirs, successors, and assigns.

Section 8.5   Construction.

The Parties hereby acknowledge that each of them has been represented by independent counsel of their own selection throughout all negotiations preceding the execution of this Agreement, and that they have executed the same after consulting with such counsel.  The Parties and their respective counsel cooperated in the drafting and preparation of this Agreement such that it shall be deemed to be their joint work product and may not be construed against any of the Parties by reason of its preparation.

Section 8.6   Severability.

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, the remaining provisions, and any partially invalid or unenforceable provisions, to the extent valid and enforceable, shall nevertheless be binding and valid and enforceable.

Section 8.7   Amendment and Modification.

This Agreement may not be modified or amended orally and no modification, termination or waiver shall be valid unless in writing and signed by all of the Parties.

Section 8.8   Choice of Law; Venue.

The terms and provisions of this Agreement shall be construed according to and governed by the laws of the State of Delaware, notwithstanding any conflicts of law.  Any action arising from, or relating to, the terms or provisions of this Agreement shall be instituted in the Court of Chancery of the State of Delaware in and for New Castle County.  Each of the parties hereto consents to service of process by registered mail in connection with any such action.

Section 8.9   Notices.

Unless otherwise provided herein, all notices, demands, requests, claims and other communications hereunder shall be in writing and may be given by any of the following methods:  (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) internationally recognized overnight courier service.  Such notices and communications shall be sent to the appropriate party at its address or facsimile number given below or at such other address or facsimile number for such as shall be specified by notice given hereunder (and shall be deemed given upon receipt by such party or upon actual delivery to the appropriate address, or, in case of a facsimile transmission, upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error; in the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above, provided however, that such mailing shall in no way alter the time at which the facsimile notice is deemed received):

if to Furman, to:

Name:	William A. Furman
Address:	Suite 200
One Centerpointe Drive
Lake Oswego, OR 97035
Fax No.:	(503) 624-1488

with a copy (which shall not constitute notice) to:

Name:	Henry H. Hewitt
Address:	Stoel Rives LLP
900 S.W. Fifth Avenue, Suite 2300
Portland, OR 97204
Fax No.:	(503) 220-2480

if to the Estate, to:

Name:	George L. Chelius
Address:	3600 Birch Street, Suite 100
Newport Beach, CA 92660
Fax No.:	(949) 863-9010

Name:	Eric Epperson
Address:	25 NW 23rd Place, Suite 6
PMB 180
Portland, OR 97210
Fax No.:	(503) 796-1833

with a copy (which shall not constitute notice) to:

Name:	Jeffrey T. Pero, Esq.
Latham & Watkins LLP
Address:	505 Montgomery Street, Suite 2000
San Francisco, CA 94111-2562
Fax No.:	(415) 395-8095

if to the Company, to:

Name:	The Greenbrier Companies, Inc.
Address:	Suite 200
One Centerpointe Drive
Lake Oswego, OR 97035
Attention : Norriss Webb, Esq.
Fax No.:	(503) 684-7553

with a copy (which shall not constitute notice) to:

Name:	Joseph Giunta, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Address:	300 S. Grand Avenue, Suite 3400
Los Angeles, California 90071
Fax No.:	(213) 687-5600

Section 8.10   Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 8.11   Facsimile Transmissions.

Facsimile transmissions of signatures shall be deemed to constitute original signatures.

Section 8.12   Parties in Interest; Third Party Beneficiaries.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.  Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the Company, Furman, and the Representatives, and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

Section 8.13   No Recourse.

The Parties agree that all of the representations, warranties, covenants and agreements made by the Representatives contained in this Agreement are made and intended only for the purpose of making the assets held for the benefit of the beneficiaries of the Estate (the “Estate Assets”) available for the payment of the indemnification obligations of the Representatives set forth in Section 7.1(b) of this Agreement.  Therefore, anything contained in this Agreement or in any other agreement or document referred to herein or contemplated hereby or thereby to the contrary notwithstanding, no recourse shall be had with respect to the enforcement of this Agreement or the obligations of the Representatives hereunder or for any claim based on any provision of this Agreement or any of the agreements or documents referred to herein or contemplated hereby or thereby, against the Representatives in their individual capacities or in any capacity other than as Representatives.  Nothing contained in this Section 8.13 shall be construed to limit the exercise and enforcement, in accordance with the terms of this Agreement of rights and remedies against the Estate Assets.

Section 8.14   Specific Performance.

The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their respective terms or were otherwise breached.  It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy they are entitled to pursuant to this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

/s/ William A. Furman
William A. Furman, in his capacity as an individual

/s/ George L. Chelius
George L. Chelius, in his capacity as
Executor of the Will and Estate of
Alan James and Trustee of one or more Trusts
referred to in Section 3.12 of the Settlement Agreement

/s/ Eric Epperson
Eric Epperson, in his capacity as
Executor of the Will and Estate of
Alan James and Trustee of one or more Trusts
referred to in Section 3.12 of the Settlement Agreement

THE GREENBRIER COMPANIES, INC.

By:	/s/ Larry G. Brady
Name:	Larry G. Brady
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Stock Purchase Agreement]

EXHIBIT A

Name	Number of Shares of Common Stock par value $0.001 of the Greenbrier Companies, Inc.
William A. Furman	3,915,000	(1)

Representatives (shares vested in the beneficiaries of the Estate subject to administration of the Estate by the Representatives)	3,915,000	(1)

(1)  Excludes 3,000 shares of Common Stock subject to the James-Furman 1994 Supplemental Stock Option Plan.